BANKWELL FINANCIAL GROUP REPORTS RECORD NET INCOME FOR THE THIRD QUARTER; DECLARES FOURTH QUARTER DIVIDEND; AND AUTHORIZES AN ADDITIONAL 200 THOUSAND SHARES FOR ITS SHARE REPURCHASE PROGRAM
New Canaan, CT – October 27, 2021 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported record GAAP net income of $6.9 million, or $0.87 per share, for the third quarter of 2021, versus $3.0 million, or $0.38 per share, for the same period in 2020.
The Company's Board of Directors declared an $0.18 per share cash dividend, payable November 22, 2021 to shareholders of record on November 12, 2021.
We recommend reading this earnings release in conjunction with the Third Quarter 2021 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our October 27, 2021 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
“On behalf of all of my colleagues at Bankwell, I am proud to announce our results for the most recent quarter. The Company achieved record levels in most performance categories of our business. Loan originations for the quarter totaled $200 million, with net loan growth of $92 million, excluding Paycheck Protection Program ("PPP") loans. Year to date, gross loan balances excluding PPP loans have grown by $232 million for an annualized growth rate of 19%. The Company’s ROAE and ROAA were 14.09% and 1.22%, respectively, for the quarter. Loan demand remains brisk; our healthy pipeline positions us for a strong finish to the year and lays the foundation for increased profitability in 2022.
“Confident in the strength of our balance sheet and the prospect of growing earnings, the Company’s Board of Directors today authorized the repurchase of an additional 200,000 shares of its common stock.”
Third Quarter 2021 Highlights:
•Return on average assets was 1.22% and return on average equity was 14.09% for the quarter ended September 30, 2021.
•The net interest margin improved to 3.39% for the quarter ended September 30, 2021.
•The efficiency ratio improved to 54.1% for the quarter ended September 30, 2021.
•Excluding Paycheck Protection Program ("PPP") loans, total gross loans were $1.8 billion, growing $232.1 million, or 14.6%, compared to December 31, 2020. On a quarterly basis loans grew $92.3 million, or 5.3% compared to June 30, 2021.
•Gains from loan sales totaled $0.9 million and $2.3 million for the quarter and nine months ended September 30, 2021, respectively, compared to $27 thousand for the quarter and nine months ended September 30, 2020.
•Total deposits were $1.9 billion compared to $1.8 billion at December 31, 2020.
•Noninterest bearing deposits increased by $68.5 million, or 25.3% compared to December 31, 2020.
•The percentage of noninterest bearing deposits to total deposits increased to 18.0% compared to 14.8% at December 31, 2020.
•The cost of interest bearing deposits decreased approximately 47 basis points to 0.60% for the quarter ended September 30, 2021 when compared to the quarter ended September 30, 2020.
•Investment securities totaled $105.9 million and represent 4.8% of total assets.
•Tangible book value per share rose to $25.25 compared to $22.43 at December 31, 2020.
•Shares issued and outstanding were 7,842,824, reflecting repurchases of 52,277 shares of common stock at a weighted average price of $27.26 during the quarter ended September 30, 2021.

Post Third Quarter 2021 Highlights:
•Subsequent to September 30, 2021, the Company issued a 3.25% fixed-to-floating rate subordinated note due 2031 in the principal amount of $35.0 million. The proceeds will be used for repayment of $15.5 million of existing subordinated notes and general corporate purposes.
•The Company's Board of Directors authorized an additional 200,000 shares for its existing share repurchase program.

Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended September 30, 2021 were $19.2 million, versus $14.2 million for the quarter ended September 30, 2020. Revenues for the nine months ended September 30, 2021 were $53.8 million, versus $42.8 million for the nine months ended September 30, 2020. The increase was primarily attributable to lower interest expense on deposits, an increase in interest and fees on loans due to loan growth and from the resumption of loan sales. Revenues for the nine months ended September 30, 2021 also benefited from a one-time federal payroll tax credit for COVID-19 of $0.9 million.
Net income for the quarter ended September 30, 2021 was $6.9 million, versus $3.0 million for the quarter ended September 30, 2020. Net income for the nine months ended September 30, 2021 was $18.8 million, versus $5.6 million for the nine months ended September 30, 2020. The increase in net income was primarily impacted by the aforementioned increases in revenues and a decrease in the provision for loan losses resulting from lower loan loss reserves in 2021 when compared to 2020, which saw a large increase in reserves due to the COVID-19 Pandemic.
Basic and diluted earnings per share were $0.88 and $0.87, respectively, for the quarter ended September 30, 2021 compared to basic and diluted earnings per share of $0.38 each for the quarter ended September 30, 2020. Basic and diluted earnings per share were $2.38 and $2.37, respectively, for the nine months ended September 30, 2021 compared to basic and diluted earnings per share of $0.71 each for the nine months ended September 30, 2020.
The net interest margin (fully taxable equivalent basis) for the quarters ended September 30, 2021 and September 30, 2020 was 3.39% and 2.67%, respectively. The net interest margin (fully taxable equivalent basis) for the nine months ended September 30, 2021 and September 30, 2020 was 3.08% and 2.81%, respectively. The increase in the net interest margin was due to a decrease in rates on interest bearing deposits and a greater percentage of noninterest bearing deposits. In addition, the increase in the net interest margin for the quarter ended September 30, 2021 was positively impacted by a reduction in excess liquidity when compared to the quarter ended September 30, 2020.
Financial Condition
Assets totaled $2.23 billion at September 30, 2021, compared to assets of $2.25 billion at December 31, 2020. The change in assets remained relatively flat as the decrease in excess liquidity was offset by an increase in loans. Gross loans totaled $1.8 billion at September 30, 2021, an increase of $198.9 million compared to December 31, 2020. Excluding PPP loans, gross loans increased by $232.1 million at September 30, 2021 when compared to December 31, 2020. Deposits totaled $1.9 billion at September 30, 2021, compared to deposits of $1.8 billion at December 31, 2020.
Capital
Shareholders’ equity totaled $196.2 million as of September 30, 2021, an increase of $19.6 million compared to December 31, 2020, primarily a result of (i) net income of $18.8 million for the nine months ended September 30, 2021 and (ii) a $6.2 million favorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps. The Company's interest rate swaps are used to hedge interest rate risk. The Company's current interest rate swap positions will cause a decrease to other comprehensive income in a falling interest rate environment and an increase in a rising interest rate environment. The increase in Shareholders’ equity was partially offset by dividends paid of $3.6 million and common stock repurchases of $3.2 million.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, either of which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible book value per share, and return on average tangible common equity are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ASSETS
Cash and due from banks	$169,417	$297,851	$351,194	$405,340	$333,103
Federal funds sold	8,097	4,036	10,811	4,258	6,380
Cash and cash equivalents	177,514	301,887	362,005	409,598	339,483

Investment securities
Marketable equity securities, at fair value	2,185	2,192	2,178	2,207	2,203
Available for sale investment securities, at fair value	87,565	90,983	83,218	88,605	90,563
Held to maturity investment securities, at amortized cost	16,107	16,166	16,225	16,078	16,138
Total investment securities	105,857	109,341	101,621	106,890	108,904
Loans receivable (net of allowance for loan losses of $16,803, $16,672, $20,545, $21,009, and $20,372 at September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively)	1,805,217	1,719,274	1,650,127	1,601,672	1,600,776
Accrued interest receivable	6,911	6,661	7,306	6,579	7,294
Federal Home Loan Bank stock, at cost	3,632	3,844	6,446	7,860	7,860
Premises and equipment, net	35,118	33,916	33,386	21,762	26,616
Bank-owned life insurance	48,903	48,632	42,881	42,651	42,409
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	48	58	67	76	160
Deferred income taxes, net	7,718	8,208	8,908	11,300	11,149
Other assets	33,181	35,415	29,131	42,770	45,782
Total assets	$2,226,688	$2,269,825	$2,244,467	$2,253,747	$2,193,022

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$338,705	$328,473	$280,947	$270,235	$234,848
Interest bearing deposits	1,544,118	1,610,829	1,578,861	1,557,081	1,532,680
Total deposits	1,882,823	1,939,302	1,859,808	1,827,316	1,767,528

Advances from the Federal Home Loan Bank	80,000	75,000	125,000	175,000	175,000
Subordinated debentures	15,374	15,366	25,271	25,258	25,245
Accrued expenses and other liabilities	52,314	49,362	46,445	49,571	50,982
Total liabilities	2,030,511	2,079,030	2,056,524	2,077,145	2,018,755

Shareholders’ equity
Common stock, no par value	119,588	120,451	120,398	121,338	120,854
Retained earnings	85,992	80,543	75,418	70,839	71,603
Accumulated other comprehensive loss	(9,403)	(10,199)	(7,873)	(15,575)	(18,190)
Total shareholders’ equity	196,177	190,795	187,943	176,602	174,267

Total liabilities and shareholders’ equity	$2,226,688	$2,269,825	$2,244,467	$2,253,747	$2,193,022

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Interest and dividend income
Interest and fees on loans	$19,795	$19,266	$17,900	$18,194	$18,027	$56,961	$55,471
Interest and dividends on securities	731	736	769	835	799	2,236	2,402
Interest on cash and cash equivalents	88	90	108	117	96	286	468
Total interest and dividend income	20,614	20,092	18,777	19,146	18,922	59,483	58,341

Interest expense
Interest expense on deposits	2,387	2,744	3,114	3,557	4,104	8,245	14,623
Interest expense on borrowings	503	769	1,008	1,285	1,210	2,280	3,187
Total interest expense	2,890	3,513	4,122	4,842	5,314	10,525	17,810

Net interest income	17,724	16,579	14,655	14,304	13,608	48,958	40,531
Provision (credit) for loan losses	134	(20)	(296)	709	712	(182)	6,896
Net interest income after provision (credit) for loan losses	17,590	16,599	14,951	13,595	12,896	49,140	33,635

Noninterest income
Gains and fees from sales of loans	924	814	513	16	27	2,251	27
Bank owned life insurance	271	251	231	241	242	753	726
Service charges and fees	199	217	199	210	190	615	578
Gain on sale of other real estate owned, net	—	—	—	—	19	—	19
Other	43	158	1,013	154	136	1,213	913
Total noninterest income	1,437	1,440	1,956	621	614	4,832	2,263

Noninterest expense
Salaries and employee benefits	4,782	3,960	4,769	5,453	5,295	13,511	15,902
Occupancy and equipment	2,615	3,250	2,406	4,516	2,266	8,271	6,410
Data processing	632	833	512	1,658	529	1,977	1,558
Professional services	498	547	587	591	374	1,632	1,519
Director fees	324	327	317	331	301	968	883
FDIC insurance	298	300	403	262	176	1,001	529
Marketing	186	140	(9)	118	151	317	512
Other	1,035	695	653	774	637	2,383	1,797
Total noninterest expense	10,370	10,052	9,638	13,703	9,729	30,060	29,110

Income before income tax expense	8,657	7,987	7,269	513	3,781	23,912	6,788
Income tax expense	1,802	1,759	1,579	177	790	5,140	1,220
Net income	$6,855	$6,228	$5,690	$336	$2,991	$18,772	$5,568

Earnings Per Common Share:
Basic	$0.88	$0.79	$0.72	$0.04	$0.38	$2.38	$0.71
Diluted	$0.87	$0.79	$0.71	$0.04	$0.38	$2.37	$0.71

Weighted Average Common Shares Outstanding:
Basic	7,677,822	7,722,481	7,758,540	7,726,926	7,721,247	7,721,943	7,728,798
Diluted	7,738,758	7,768,026	7,800,777	7,728,206	7,721,459	7,779,632	7,749,199
Dividends per common share	$0.18	$0.14	$0.14	$0.14	$0.14	$0.46	$0.42

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Performance ratios:
Return on average assets(1)	1.22%	1.11%	1.02%	0.06%	0.55%	1.12%	0.36%
Return on average stockholders' equity(1)	14.09%	13.06%	12.67%	0.75%	6.87%	13.29%	4.23%
Return on average tangible common equity(1)	14.29%	13.25%	12.86%	0.76%	6.98%	13.48%	4.30%
Net interest margin	3.39%	3.12%	2.74%	2.66%	2.67%	3.08%	2.81%
Efficiency ratio(2)	54.1%	55.7%	58.0%	91.2%	68.4%	55.8%	67.9%
Net loan charge-offs as a % of average loans	—%	0.23%	0.01%	—%	—%	0.24%	—%
Dividend payout ratio(3)	20.69%	17.72%	19.72%	350.00%	36.84%	19.41%	59.15%
(1)2020 performance ratios were negatively impacted by COVID-19 pandemic related loan loss reserves and $3.9 million in one-time charges related to office consolidation, contract termination and employee severance costs recognized in the fourth quarter of 2020.
(2)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(3)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	10.59%	10.95%	11.02%	11.06%	12.36%
Total Capital to Risk-Weighted Assets(1)	11.44%	11.84%	12.17%	12.28%	13.57%
Tier I Capital to Risk-Weighted Assets(1)	10.59%	10.95%	11.02%	11.06%	12.36%
Tier I Capital to Average Assets(1)	9.61%	9.19%	8.82%	8.44%	9.58%
Tangible common equity to tangible assets	8.70%	8.30%	8.27%	7.73%	7.83%
Tangible book value per common share(2)	$25.25	$24.40	$23.99	$22.43	$22.20
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(2)Excludes unvested restricted shares of 178,797, 184,548, 186,485, 163,369, and 170,083 as of September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Allowance for loan losses:
Balance at beginning of period	$16,672	$20,545	$21,009	$20,372	$19,662
Charge-offs:
Commercial real estate	—	(3,814)	(163)	—	—
Commercial business	—	(51)	—	(75)	—
Consumer	(15)	(4)	(14)	(11)	(4)
Total charge-offs	(15)	(3,869)	(177)	(86)	(4)
Recoveries:
Commercial business	11	16	—	14	—
Consumer	1	—	9	—	2
Total recoveries	12	16	9	14	2
Net loan charge-offs	(3)	(3,853)	(168)	(72)	(2)
Provision (credit) for loan losses	134	(20)	(296)	709	712
Balance at end of period	$16,803	$16,672	$20,545	$21,009	$20,372

	As of
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Asset quality:
Nonaccrual loans
Residential real estate	$1,849	$1,160	$1,289	$1,492	$1,596
Commercial real estate	16,314	15,392	19,277	21,093	4,812
Commercial business	1,754	1,780	1,803	1,834	3,760
Construction	8,997	8,997	8,997	8,997	—
Total nonaccrual loans	28,914	27,329	31,366	33,416	10,168
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$28,914	$27,329	$31,366	$33,416	$10,168

Nonperforming loans as a % of total loans	1.58%	1.57%	1.87%	2.06%	0.63%
Nonperforming assets as a % of total assets	1.30%	1.20%	1.40%	1.48%	0.46%
Allowance for loan losses as a % of total loans	0.92%	0.96%	1.23%	1.29%	1.25%
Allowance for loan losses as a % of nonperforming loans	58.11%	61.00%	65.50%	62.87%	200.35%

Total nonaccrual loans declined $4.5 million to $28.9 million as of September 30, 2021 when compared to December 31, 2020 partially a result of the charge-offs recognized in the second quarter of 2021. The Bank continues work-out activity on its nonaccrual loan population. Nonperforming assets as a percentage of total assets was 1.30% at September 30, 2021, down from 1.48% at December 31, 2020. The allowance for loan losses at September 30, 2021 was $16.8 million, representing 0.92% of total loans.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	September 30, 2021	June 30, 2021	December 31, 2020	Current QTD % Change	YTD % Change
Residential Real Estate	$90,110	$100,260	$113,557	(10.1)%	(20.6)%
Commercial Real Estate(1)	1,337,896	1,266,731	1,148,383	5.6	16.5
Construction	94,665	82,805	87,007	14.3	8.8
Total Real Estate Loans	1,522,671	1,449,796	1,348,947	5.0	12.9

Commercial Business(2)	292,825	279,814	276,601	4.6	5.9

Consumer	9,050	8,883	79	1.9	N/M(3)
Total Loans	$1,824,546	$1,738,493	$1,625,627	4.9%	12.2%

(1) Includes owner occupied commercial real estate.
(2) Includes $1.6 million, $7.9 million, and $34.8 million of PPP loans at September 30, 2021, June 30, 2021 and December 31, 2020, respectively.
(3) Metric not meaningful.
Gross loans totaled $1.8 billion at September 30, 2021, an increase of $198.9 million compared to December 31, 2020. Excluding PPP loans, gross loans increased by $232.1 million, or 14.6%, at September 30, 2021 when compared to December 31, 2020.

Period End Deposit Composition	September 30, 2021	June 30, 2021	December 31, 2020	Current QTD % Change	YTD % Change
Noninterest bearing demand	$338,705	$328,473	$270,235	3.1%	25.3%
NOW	103,180	136,558	101,737	(24.4)	1.4
Money Market	835,210	814,083	669,364	2.6	24.8
Savings	188,581	173,943	158,750	8.4	18.8
Time	417,147	486,245	627,230	(14.2)	(33.5)
Total Deposits	$1,882,823	$1,939,302	$1,827,316	(2.9)%	3.0%

Total deposits were $1.9 billion at September 30, 2021, compared to $1.8 billion at December 31, 2020, an increase of $55.5 million, or 3.0%.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	September 30, 2021	June 30, 2021	September 30, 2020	Sep 21 vs. June 21 % Change	Sep 21 vs. Sep 20 % Change
Gains and fees from sales of loans	$924	$814	$27	13.5%	3,322.2%
Bank owned life insurance	271	251	242	8.0	12.0
Service charges and fees	199	217	190	(8.3)	4.7
Gain on sale of other real estate owned, net	—	—	19	N/A	(100.0)
Other	43	158	136	(72.8)	(68.4)
Total noninterest income	$1,437	$1,440	$614	(0.2)%	134.0%

	For the Nine Months Ended
Noninterest income	September 30, 2021	September 30, 2020	% Change
Gains and fees from sales of loans	$2,251	$27	8,237.0%
Bank owned life insurance	753	726	3.7
Service charges and fees	615	578	6.4
Gain on sale of other real estate owned, net	—	19	(100.0)
Other	1,213	913	32.9
Total noninterest income	$4,832	$2,263	113.5%

Noninterest income increased by $0.8 million to $1.4 million for the quarter ended September 30, 2021 compared to the quarter ended September 30, 2020. Noninterest income increased by $2.6 million to $4.8 million for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020.
The increase in noninterest income was driven by resumed loan sales, totaling $0.9 million and $2.3 million for the quarter and nine months ended September 30, 2021, respectively. In addition, the increase in noninterest income for the nine months ended September 30, 2021 was impacted by a one-time federal payroll tax credit for COVID-19 of $0.9 million, partially offset by $0.4 million of non-recurring interest rate swap fees recognized during the nine months ended September 30, 2020.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	September 30, 2021	June 30, 2021	September 30, 2020	Sep 21 vs. June 21 % Change	Sep 21 vs. Sep 20 % Change
Salaries and employee benefits	$4,782	$3,960	$5,295	20.8%	(9.7)%
Occupancy and equipment	2,615	3,250	2,266	(19.5)	15.4
Data processing	632	833	529	(24.1)	19.5
Professional services	498	547	374	(9.0)	33.2
Director fees	324	327	301	(0.9)	7.6
FDIC insurance	298	300	176	(0.7)	69.3
Marketing	186	140	151	32.9	23.2
Other	1,035	695	637	48.9	62.5
Total noninterest expense	$10,370	$10,052	$9,729	3.2%	6.6%

	For the Nine Months Ended
Noninterest expense	September 30, 2021	September 30, 2020	% Change
Salaries and employee benefits	$13,511	$15,902	(15.0)%
Occupancy and equipment	8,271	6,410	29.0
Data processing	1,977	1,558	26.9
Professional services	1,632	1,519	7.4
FDIC insurance	1,001	529	89.2
Director fees	968	883	9.6
Marketing	317	512	(38.1)
Other	2,383	1,797	32.6
Total noninterest expense	$30,060	$29,110	3.3%
Noninterest expense increased by $0.6 million to $10.4 million for the quarter ended September 30, 2021 compared to the quarter ended September 30, 2020. The increase in noninterest expense was primarily driven by an increase in occupancy and equipment expense and other expense, partially offset by a decrease in salaries and employee benefits expense.
Noninterest expense increased by $1.0 million to $30.1 million for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The increase in noninterest expense was primarily driven by an increase in occupancy and equipment expense, data processing expense, FDIC insurance expense and other expense, partially offset by a decrease in salaries and employee benefits expense.
Occupancy and equipment expense totaled $2.6 million for the quarter ended September 30, 2021, an increase of $0.3 million when compared to the same period in 2020. Occupancy and equipment expense totaled $8.3 million for the nine months ended September 30, 2021, an increase of $1.9 million when compared to the same period in 2020. The increase in occupancy and equipment expense was primarily due to additional one-time charges associated with office consolidation activity (previously disclosed in the fourth quarter of 2020) and an increase in lease expense resulting from the commencement of the lease on the Company's new headquarters building.
Data processing expense totaled $2.0 million for the nine months ended September 30, 2021, an increase of $0.4 million when compared to the same period in 2020. The increase in data processing expense was primarily due to $0.4 million in costs associated with the conversion to a new online banking system implemented in the second quarter of 2021.

FDIC insurance expense totaled $1.0 million for the nine months ended September 30, 2021, an increase of $0.5 million when compared to the same period in 2020. The increase in FDIC insurance expense was due to the absence of available FDIC insurance credits recognized in the first quarter of 2020 and elevated expense due to liquidity driven balance sheet growth in the first half 2021.
Salaries and employee benefits expense totaled $4.8 million for the quarter ended September 30, 2021, a decrease of $0.5 million when compared to the same period in 2020. Salaries and employee benefits expense totaled $13.5 million for the nine months ended September 30, 2021, a decrease of $2.4 million when compared to the same period in 2020. The decrease in salaries and employee benefits expense was primarily driven by a decrease in full time equivalent employees as a direct result of the Voluntary Early Retirement Incentive Plan offered to eligible employees and other employee actions taken during the fourth quarter of 2020. Full time equivalent employees totaled 134 at September 30, 2021 compared to 142 for the same period in 2020. Average full time equivalent employees totaled 127 for the nine months ended September 30, 2021 compared to 151 for the same period in 2020. In addition, salaries and employee benefits expense also benefited by one-time deferrals of $0.6 million for the nine months ended September 30, 2021 in costs associated with a new online banking and other systems.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Total Equity	$196,177	$190,795	$187,943	$176,602	$174,267
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	48	58	67	76	160
Tangible Common Equity	$193,540	$188,148	$185,287	$173,937	$171,518

Total Assets	$2,226,688	$2,269,825	$2,244,467	$2,253,747	$2,193,022
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	48	58	67	76	160
Tangible Assets	$2,224,051	$2,267,178	$2,241,811	$2,251,082	$2,190,273

Tangible Common Equity to Tangible Assets	8.70%	8.30%	8.27%	7.73%	7.83%

	As of
Computation of Tangible Book Value per Common Share	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Total shareholders' equity	$196,177	$190,795	$187,943	$176,602	$174,267
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$196,177	$190,795	$187,943	$176,602	$174,267
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	48	58	67	76	160
Tangible common shareholders' equity	$193,540	$188,148	$185,287	$173,937	$171,518
Common shares	7,842,824	7,895,101	7,908,630	7,919,278	7,896,503
Less:
Shares of unvested restricted stock	178,797	184,548	186,485	163,369	170,083
Common shares less unvested restricted stock	7,664,027	7,710,553	7,722,145	7,755,909	7,726,420
Book value per share	$25.60	$24.74	$24.34	$22.77	$22.55
Less:
Effects of intangible assets	$0.34	$0.34	$0.34	$0.34	$0.36

Tangible Book Value per Common Share	$25.25	$24.40	$23.99	$22.43	$22.20

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended					For the Nine Months Ended
Computation of Efficiency Ratio	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Noninterest expense	$10,370	$10,052	$9,638	$13,703	$9,729	$30,060	$29,110
Less:
Amortization of intangible assets	9	9	9	84	18	28	54
Other real estate owned expenses	—	—	—	—	—	—	6
Adjusted noninterest expense	$10,361	$10,043	$9,629	$13,619	$9,711	$30,032	$29,050
Net interest income	$17,724	$16,579	$14,655	$14,304	$13,608	$48,958	$40,531
Noninterest income	1,437	1,440	1,956	621	614	4,832	2,263
Less:
Net gain on sale of available for sale securities	—	—	—	—	—	—	—
Gain on sale of other real estate owned, net	—	—	—	—	19	—	19
Operating revenue	$19,161	$18,019	$16,611	$14,925	$14,203	$53,790	$42,775

Efficiency ratio	54.1%	55.7%	58.0%	91.2%	68.4%	55.8%	67.9%

	For the Quarter Ended					For the Nine Months Ended
Computation of Return on Average Tangible Common Equity	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Net Income Attributable to Common Shareholders	$6,855	$6,228	$5,690	$336	$2,991	$18,772	$5,568
Total average shareholders' equity	$192,993	$191,224	$182,058	$178,439	$173,162	$188,794	$175,838
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	54	64	73	153	172	64	190
Average tangible common equity	$190,350	$188,571	$179,396	$175,697	$170,401	$186,141	$173,059

Annualized Return on Average Tangible Common Equity	14.29%	13.25%	12.86%	0.76%	6.98%	13.48%	4.30%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$209,500	$88	0.17%	$312,078	$96	0.12%
Securities(1)	105,030	766	2.92	96,448	776	3.22
Loans:
Commercial real estate	1,270,375	14,345	4.42	1,087,765	12,570	4.52
Residential real estate	95,100	809	3.40	125,069	1,097	3.51
Construction	88,728	845	3.73	94,984	1,029	4.24
Commercial business	314,484	3,707	4.61	322,066	3,329	4.04
Consumer	8,870	89	3.99	121	2	7.37
Total loans	1,777,557	19,795	4.36	1,630,005	18,027	4.33
Federal Home Loan Bank stock	3,133	16	2.04	7,835	77	3.91
Total earning assets	2,095,220	$20,665	3.86%	2,046,366	$18,976	3.63%
Other assets	131,670			132,617
Total assets	$2,226,890			$2,178,983

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$111,813	$51	0.18%	$87,890	$40	0.18%
Money market	824,203	1,053	0.51	517,638	859	0.66
Savings	182,848	96	0.21	163,135	237	0.58
Time	448,218	1,187	1.05	757,176	2,968	1.56
Total interest bearing deposits	1,567,082	2,387	0.60	1,525,839	4,104	1.07
Borrowed Money	72,960	503	2.70	200,237	1,210	2.36
Total interest bearing liabilities	1,640,042	$2,890	0.70%	1,726,076	$5,314	1.22%
Noninterest bearing deposits	341,303			226,473
Other liabilities	52,552			53,272
Total liabilities	2,033,897			2,005,821
Shareholders' equity	192,993			173,162
Total liabilities and shareholders' equity	$2,226,890			$2,178,983
Net interest income(2)		$17,775			$13,662
Interest rate spread			3.16%			2.41%
Net interest margin(3)			3.39%			2.67%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $51 thousand and $54 thousand for the quarters ended September 30, 2021 and 2020, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$315,102	$286	0.12%	$207,058	$468	0.30%
Securities(1)	103,192	2,315	2.99	96,761	2,289	3.15
Loans:
Commercial real estate	1,188,049	40,802	4.53	1,094,956	38,460	4.61
Residential real estate	104,320	2,669	3.41	134,369	3,636	3.61
Construction	97,828	2,769	3.73	98,539	3,350	4.47
Commercial business	302,019	10,495	4.58	289,959	10,017	4.54
Consumer	7,601	226	3.97	130	8	8.15
Total loans	1,699,817	56,961	4.42	1,617,953	55,471	4.50
Federal Home Loan Bank stock	4,608	72	2.09	7,547	272	4.81
Total earning assets	2,122,719	$59,634	3.70%	1,929,319	$58,500	3.98%
Other assets	119,098			125,957
Total assets	$2,241,817			$2,055,276

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$110,637	$148	0.18%	$76,661	$99	0.17%
Money market	781,178	2,944	0.50	473,485	3,213	0.91
Savings	170,749	313	0.24	170,262	1,204	0.94
Time	532,278	4,840	1.22	721,051	10,107	1.87
Total interest bearing deposits	1,594,842	8,245	0.69	1,441,459	14,623	1.36
Borrowed Money	108,737	2,280	2.77	187,177	3,187	2.24
Total interest bearing liabilities	1,703,579	$10,525	0.83%	1,628,636	$17,810	1.46%
Noninterest bearing deposits	303,421			201,384
Other liabilities	46,023			49,418
Total liabilities	2,053,023			1,879,438
Shareholders' equity	188,794			175,838
Total liabilities and shareholders' equity	$2,241,817			$2,055,276
Net interest income(2)		$49,109			$40,690
Interest rate spread			2.87%			2.52%
Net interest margin(3)			3.08%			2.81%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $151 thousand and $159 thousand for the nine months ended September 30, 2021 and 2020, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.